Exhibit 99.1

JOINT FILING AGREEMENT

WHEREAS, certain of the undersigned are shareholders, direct or beneficial, of MAG Silver Corp., a corporation incorporated under the laws of the Province of British Columbia, Canada (the “Company”);

WHEREAS, (i) Mason Hill Advisors LLC, Equinox Asset Management LLC, Equinox Partners, L.P., Mason Hill Partners, LP, Equinox Illiquid General Partner, LP, Equinox Illiquid Fund, LP and Sean M. Fieler (together, the “Mason Hill Entities”), (ii) Jeffrey Eberwein (“Eberwein”), (iii) Charles M. Gillman (“Gillman”), and (iv) CCM Opportunistic Partners, LP, CCM Opportunistic Advisors, LLC and Alfred John Knapp, Jr. (together, the “CCM Entities”) wish to form a group to be known as Mining Investors for Shareholder Value (“MISV”) for the purpose of (x) seeking the cessation of the dilution of the Company’s shareholders with respect to Minera Juanicipio, S.A. DE C.V. (“Minera Juanicipio”), (y) seeking the exploration of strategic alternatives and the enhancement of long-term shareholder value at the Company and (z) taking all other action necessary or advisable to achieve the foregoing.

NOW, IT IS AGREED, this 28th day of June 2012 by the parties hereto:

1.           In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned (collectively, the “Group”) agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company, as well as any similar regulatory filings to the extent required under Canadian law.  Each member of the Group shall be responsible for the accuracy and completeness of his/its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.  If a controlled Affiliate (as defined in Rule 12b-2 under the Exchange Act) of any of the undersigned parties acquires any securities of the Company, such undersigned party shall cause such controlled Affiliate to agree in writing, for the benefit of all of the undersigned parties, to be subject to the terms of this Agreement as if it were a party hereto.

2.           So long as this agreement is in effect, none of the parties shall purchase or sell securities of the Company or otherwise increase or decrease his/its economic exposure to securities of the Company without giving written notice to Olshan Frome Wolosky LLP (“Olshan”) of (i) any of his/its purchases or sales of securities (including derivative securities) of the Company or (ii) any securities (including derivative securities) of the Company over which he/it acquires or disposes of beneficial ownership.  Notice shall be given on the same day of each such transaction.  Each member of the Group hereby acknowledges that, during the period beginning on the occurrence of an event (i.e., the acquisition of securities of the Company meeting a specified threshold) in respect of which an early warning report is required to be filed under Canadian securities law, and ending on the expiry of one business day after the date the early warning report is filed, the members of the Group may not acquire or offer to acquire beneficial ownership of any securities of the class in respect of which the early warning report was made or any securities convertible into securities of that class.

3.           Each of the undersigned agrees to form the Group to be known as MISV for the purpose of (i) seeking the cessation of the dilution of the Company’s shareholders with respect to Minera Juanicipio, (ii) seeking the exploration of strategic alternatives and the enhancement of long-term shareholder value at the Company and (iii) taking all other action necessary or advisable to achieve the foregoing.

4.           The members of the Group shall have the right to pre-approve all expenses incurred in connection with the Group’s activities and agree to pay directly all such pre-approved expenses as set forth on Exhibit A.

5.           Each of the undersigned agrees that any filing with the Securities and Exchange Commission or any similar Canadian regulatory filing, press release or shareholder communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities set forth in Section 3 shall be subject to the prior review of each of the members of the Group.  No such filing, press release or shareholder communication shall be made or issued without the approval of each of Eberwein and Gillman, which approval shall not be unreasonably withheld.  Eberwein shall be the contact person listed on the Group’s public filings.

6.           Should any disagreement arise between or among any of the members of the Group concerning decisions to be made or actions to be taken in connection with the Group’s activities set forth in Section 3, including, but not limited to the activities identified in Section 5, Eberwein shall have the sole authority to resolve any such disagreement and make any such decisions or take any such actions as it sees fit.

7.           The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement.  Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein.  Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification.  Nothing herein shall restrict any party’s right to purchase or sell securities of the Company, as he/it deems appropriate, in his/its sole discretion, provided that all such purchases and sales are made in compliance with all applicable securities laws.

8.           This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

9.           In the event of any dispute arising out of the provisions of this Agreement or any of the parties’ investment in the Company, the parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts in the State of New York, County of New York.

10.           The terms and provisions of this Agreement may not be modified, waived or amended without the written consent of each of the parties hereto.  Notwithstanding anything to the contrary contained herein, this Agreement may be amended, without the written consent of each of the parties hereto, to add any person or entity as a party hereto, which shall become effective upon execution of an appropriate joinder agreement signed by such person or entity and Eberwein.

11.           Any party hereto may terminate his/its obligations under this Agreement on 24 hours’ written notice to all other parties, with a copy by fax to Steve Wolosky at Olshan, Fax No. (212) 451-2222.

12.           Each party acknowledges that Olshan shall act as counsel for both the Group, each of the members of the Group and their respective Affiliates relating to their investment in the Company.

13.           Each of the undersigned parties hereby agrees that this Agreement, excluding any exhibits, shall be filed as an exhibit to a Schedule 13D pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

/s/ Jeffrey Eberwein
JEFFREY EBERWEIN

/s/ Charles M. Gillman
CHARLES M. GILLMAN

MASON HILL ADVISORS LLC

By:	/s/ Sean M. Fieler
	Name:	Sean M. Fieler
	Title:	Manager

EQUINOX ASSET MANAGEMENT LLC

By:	/s/ Sean M. Fieler
	Name:	Sean M. Fieler
	Title:	Manager

EQUINOX PARTNERS, L.P.

By:	Equinox Asset Management LLC,
General Partner

By:	/s/ Sean M. Fieler
	Name:	Sean M. Fieler
	Title:	Manager

MASON HILL PARTNERS, LP

By:	Equinox Asset Management LLC,
General Partner

By:	/s/ Sean M. Fieler
	Name:	Sean M. Fieler
	Title:	Manager

EQUINOX ILLIQUID GENERAL PARTNER, LP

By:	/s/ Sean M. Fieler
	Name:	Sean M. Fieler
	Title:	Authorized Signatory

EQUINOX ILLIQUID FUND, LP

By:	Equinox Illiquid General Partner, LP,
General Partner

By:	/s/ Sean M. Fieler
	Name:	Sean M. Fieler
	Title:	Authorized Signatory

/s/ Sean M. Fieler
SEAN M. FIELER

CCM OPPORTUNISTIC PARTNERS, LP

By:	CCM Opportunistic Partners GP, LP,
General Partner

By:	CCM GP, LLC,
General Partner

By:	/s/ Alfred John Knapp, Jr.
	Name:	Alfred John Knapp, Jr.
	Title:	Manager

CCM OPPORTUNISTIC ADVISORS, LLC

By:	/s/ Alfred John Knapp, Jr.
	Name:	Alfred John Knapp, Jr.
	Title:	Manager

/s/ Alfred John Knapp, Jr.
ALFRED JOHN KNAPP, JR.

Exhibit A

The members of the Group agree to pay directly all pre-approved expenses incurred in each calendar month during the term of this Agreement on a pro rata basis among them based on the number of common shares of the Company in the aggregate beneficially owned by each of them as of the close of business on the last trading day on the New York Stock Exchange in the immediately preceding calendar month.